Exhibit 10.16

VIKING THERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 21, 2014, by and between Viking Therapeutics, Inc., a Delaware corporation (the “Company”), Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation and an Affiliate (as defined below) of Metabasis (“Ligand”). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section I.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Ligand and Metabasis are entering into a Master License Agreement of even date herewith (the “Master License Agreement”), pursuant to which, among other things, Metabasis and Ligand will agree to license certain intellectual property to the Company, and the Company will agree to issue shares of capital stock of the Company to Ligand and/or Metabasis in certain circumstances (such shares of capital stock of the Company issued or issuable pursuant to the Master License Agreement or on conversion of the Notes (as defined below), the “Viking Securities”);

WHEREAS, concurrently with the execution of this Agreement, the Company and Ligand are entering into a Loan and Security Agreement of even date herewith (the “Loan and Security Agreement”), pursuant to which, among other things, Ligand will agree to make loans to the Company in an aggregate amount of $2,500,000 (each, a “Loan”, and, collectively, the “Loans”), in exchange for the issuance by the Company to Ligand of one or more secured convertible promissory notes in favor of Ligand (each, a “Note”, and, collectively, the “Notes”);

WHEREAS, the obligations outstanding under the Notes will be convertible into shares of capital stock of the Company in certain circumstances; and

WHEREAS, it is a condition to the parties entering into the Master License Agreement and the Loan and Security Agreement and the making of the Loans that the Company, Ligand and Metabasis execute and deliver this Agreement providing for the grant of certain registration rights in favor of Metabasis and Ligand with respect to the Viking Securities.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I

Definitions

1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person. For purposes of this definition, the terms “controls”, “controlled by” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners or persons exercising similar authority with respect to such person.

(b) “Agreement” shall have the meaning set forth in the preamble.

(c) “Allowable Grace Period” shall have the meaning set forth in Section 2.2(p).

(d) “Blue Sky” shall mean the statutes of any state of the United States regulating the sale of corporate securities in that state.

(e) “Business Day” shall mean a day of the year on which commercial banks are not required or authorized by law to close in San Diego, California.

(f) “Claims” shall have the meaning set forth in Section 2.5(a).

(g) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(h) “Common Stock” shall mean the common stock, par value $0.00001 per share, of the Company.

(i) “Company” shall have the meaning set forth in the preamble.

(j) “Cut Back Shares” shall have the meaning set forth in Section 2.1(c).

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(l) “Form S-3” shall mean such form under the Securities Act as in effect on the date of this Agreement, or any successor form of registration statement under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

(m) “Grace Period” shall have the meaning set forth in Section 2.2(p).

(n) “Holder” shall mean each of Metabasis and Ligand so long as either of them or their respective Affiliates hold Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11.

(o) “Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(p) “Indemnified Party” shall have the meaning set forth in Section 2.5(c).

(q) “Indemnifying Party” shall have the meaning set forth in Section 2.5(c).

(r) “Inspectors” shall have the meaning set forth in Section 2.2(g).

(s) “Initial Public Offering” shall mean the consummation of the Company’s first firmly underwritten public offering of Common Stock pursuant to the Securities Act on Form S-1 or any successor form.

(t) “Ligand” shall have the meaning set forth in the preamble.

(u) “Ligand Claim” shall have the meaning set forth in in Section 2.5(f).

(v) “Ligand Indemnified Parties” shall have the meaning set forth in Section 2.5(a).

(w) “Loan” and “Loans” shall have the meaning set forth in the preamble.

(x) “Loan and Security Agreement” shall have the meaning set forth in the preamble.

(y) “Lock-up Expiration Date” shall mean the first date on which the lock-up requested by the underwriters in the Initial Public Offering expires or lapses with respect to Ligand; provided that if such first date is a date on which the offices of the Commission are closed and EDGAR is not accepting filings, the Lock-up Expiration Date shall mean the first date thereafter on which the offices of the Commission are open and EDGAR is accepting filings.

(z) “Master License Agreement” shall have the meaning set forth in the preamble.

(aa) “Metabasis” shall have the meaning set forth in the preamble.

(bb) “Note” and “Notes” shall have the meaning set forth in the preamble.

(cc) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations by the Company.

(dd) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of preferred stock of the Company), with respect to which registration rights have been granted by the Company in compliance with the terms of this Agreement.

(ee) “Records” shall have the meaning set forth in Section 2.2(g).

(ff) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable as Viking Securities; (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Viking Securities; or (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(gg) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(hh) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (such fees and disbursements of one special counsel for the Holders not to exceed $20,000), Blue Sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(ii) “Registration Period” shall have the meaning set forth in Section 2.2(a).

(jj) “Resale Effectiveness Deadline” shall have the meaning set forth in Section 2.1(a).

(kk) “Resale Effectiveness Failure” shall have the meaning set forth in Section 2.1(e).

(ll) “Resale Filing Deadline” shall have the meaning set forth in Section 2.1(a).

(mm) “Resale Filing Failure” shall have the meaning set forth in Section 2.1(e).

(nn) “Resale Maintenance Failure” shall have the meaning set forth in Section 2.1(e).

(oo) “Resale Registration Delay Payments” shall have the meaning set forth in Section 2.1(e).

(pp) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.7(c).

(qq) “Restriction Termination Date” shall have the meaning set forth in Section 2.1(c).

(rr) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(ss) “SEC Restrictions” shall have the meaning set forth in Section 2.1(c).

(tt) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(uu) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses up to a maximum of $20,000).

(vv) “Staff” shall have the meaning set forth in Section 2.1(a).

(ww) “Viking Securities” shall have the meaning set forth in the preamble.

SECTION II

Registration Rights

2.1. Mandatory Registration of the Resale of the Registrable Securities.

(a) No later than the Lock-up Expiration Date (the “Resale Filing Deadline”), the Company shall file with the Commission a Registration Statement under the Securities Act on Form S-1 covering the resale of the full amount of the Registrable Securities. The Company shall use its commercially reasonable efforts to have such Registration Statement declared effective by the staff of the Commission (the “Staff”) with respect to the Registrable Securities that are not Cut Back Shares as soon as practicable, but in no event later than (i) in the event that the Staff does not review the Registration Statement, sixty (60) days after the Lock-up Expiration Date, or (ii) in the event that the Commission reviews the Registration Statement, one hundred twenty (120) days after the Lock-up Expiration Date (but in any event, no later than three (3) Business Days from the date on which the Staff notifies the Company that it has no further comments on the Registration Statement) (the “Resale Effectiveness Deadline”).

(b) Subject to any comments from the Staff, such Registration Statement shall include the plan of distribution provided by Ligand in connection with the provision of the information it is required to provided pursuant to Section 2.3(a); provided, however, that neither Metabasis nor Ligand shall be named as an “underwriter” in the Registration Statement without Ligand’s prior written consent. Such Registration Statement shall not include any Other Shares for the account of any Other Selling Stockholder without the prior written consent of Ligand.

(c) If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Metabasis or Ligand to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that neither Metabasis nor Ligand is an “underwriter”. Ligand shall have the right to participate or have its counsel participate in any meetings or discussions with the Staff regarding the Staff’s position and to comment or have its counsel comment on any written submission made to the Staff with respect thereto. No such written submission with respect to the foregoing matters shall be made to the Staff to which Ligand’s counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.1(c), the Staff refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Metabasis or Ligand as an “underwriter” in such Registration Statement without Ligand’s prior written consent; provided further, that if the SEC Restrictions require that Metabasis or Ligand be named an “underwriter” in such Registration Statement in order for any Registrable Securities to be included in such Registration Statement and Ligand does not consent to Metabasis or Ligand being named an “underwriter” in such Registration Statement, all of the Registrable Securities shall be deemed Cut Back Shares for purposes of this Agreement. Any cut-back imposed on the Holders pursuant to this Section 2.1(c) shall be allocated between the Holders as Ligand designates, unless the SEC Restrictions otherwise require or provide. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company determines it is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2.1 (including, without limitation, the liquidated damages provisions) shall again be applicable to such Cut Back Shares to which the Restriction Termination Date applies; provided, however, that (i) the Resale Filing Deadline for the Registration Statement including such Cut Back Shares shall be fifteen (15) Business Days after such Restriction Termination Date, and (ii) the Resale Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three (3) Business Days following the date on which the Staff notifies the Company that it has no further comments on the Registration Statement). In furtherance of the foregoing, Ligand shall provide the Company with written notice of the sale of any of the Registrable Securities within five (5) Business Days of the closing of any such sale.

(d) For clarity, any Holder being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

(e) Subject to Section 2.1(c), if (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Section 2.1 is (A) not filed with the Commission on or before the Resale Filing Deadline (a “Resale Filing Failure”) or (B) not declared effective by the Commission on or before the Resale Effectiveness Deadline (a “Resale Effectiveness Failure”) or (ii) on any day after the Registration Statement is declared effective by the Commission, sales of all of the Registrable Securities required to be included in such Registration Statement cannot be made pursuant to such Registration Statement (other than (I) during an Allowable Grace Period (as defined below), or (II) if the Registration Statement is on Form S-1, for a period of ten (10) Business Days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K pursuant to such Registration Statement) (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information (other than information requested by the Company of any Holder pursuant to Section 2.3(a)) as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Registrable Securities) (a “Resale Maintenance Failure”) then, in satisfaction of the damages to the Holders by reason of any such delay in or reduction of their ability to sell the Registrable Securities, the Company shall pay to each Holder an amount in cash equal to one percent (1%) of the aggregate value of Registrable Securities as of the date of their issuance on each of the following dates: (i) the day of a Resale Filing Failure and on every thirtieth day (pro-rated for periods totaling less than thirty (30) days) thereafter until the date such Resale Filing Failure is cured; (ii) the day of a Resale Effectiveness Failure and on every thirtieth day (pro-rated for periods totaling less than 30 days) thereafter until such Resale Effectiveness Failure is cured; and (iii) the initial day of a Resale Maintenance Failure and on every thirtieth day (pro-rated for periods totaling less than thirty (30) days) thereafter until the date such Resale Maintenance Failure is cured, in each case without duplication. The payments to which a Holder shall be entitled pursuant to this Section 2.1(e) are referred to herein as “Resale Registration Delay Payments”; provided that no Resale Registration Delay Payments shall be required following the termination of the Registration Period; and provided further, that the aggregate amount of Resale Registration Delay Payments which the Company shall pay under this Section 2.1(e) shall not exceed five percent (5%) of the aggregate value of the Registrable Securities as of the date of their issuance. The Resale Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Resale Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Resale Registration Delay Payments is cured. In the event the Company fails to make Resale Registration Delay Payments in a timely manner, such Resale Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (pro-rated for partial months) until paid in full. Notwithstanding anything in this Agreement to the contrary, no Resale Registration Delay Payments shall accrue with respect to Cut Back Shares, if any.

2.2. Related Company Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2.1 or Section 2.6, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the Commission, within two (2) Business Days after the Company is notified that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall use its commercially reasonable efforts to keep each Registration Statement effective pursuant to Rule 415 at all times with respect to all Registrable Securities until the earlier of (i) the date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period or (ii) the date on which the Holder shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is, to the extent required, to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c) Upon request of a Holder, the Company shall furnish to such Holder, without charge, (i) promptly after the Registration Statement including such Holder’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if reasonably requested by the Holder, all exhibits and each preliminary prospectus (unless such Registration Statement and other documents are available on EDGAR), (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Holder may reasonably request) (unless such amendments or supplements are available on EDGAR), and (iii) such other documents, including copies of any preliminary or final prospectus, as the Holder may reasonably request from time to time in order to facilitate the disposition of its Registrable Securities.

(d) The Company shall notify the Holders in writing in the event the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon request, deliver ten (10) copies of such supplement or amendment to the Holders (or such other number of copies as the Holders may reasonably request) (unless such supplements or amendments are available on EDGAR). Unless such information is publicly available, the Company shall also promptly notify the Holders in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Holders by facsimile or email within one (1) Business Day after effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, other than, for as long as the Registration Statement is on Form S-1, a post-effective amendment intended to include the Company’s audited financial statements and related disclosures included in an Annual Report on Form 10-K filed by the Company with the Commission.

(e) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Holders who holds Registrable Securities being sold of the issuance of such order or suspension and the resolution thereof or its receipt of notice of the initiation of any proceeding for such purpose.

(f) If a Holder is required under applicable securities law to be described in the Registration Statement as an underwriter, and such Holder’s Registrable Securities are included in the Registration Statement, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Holder.

(g) If a Holder is required under applicable securities law to be described in the Registration Statement as an underwriter, and such Holder’s Registrable Securities are included in the Registration Statement, upon the written request of such Holder in connection with such Holder’s due diligence requirements, if any, the Company shall make available for inspection by (i) such Holder and its legal counsel and (ii) one firm of accountants or other agents retained by such Holder (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and shall supply all information which any Inspector may reasonably request, in each case solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act; provided, however, that each Inspector shall agree in writing to hold in strict confidence and to not disclose (except to the Holders) or use any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Holder) shall be deemed to limit such Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Holders provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall cooperate with the Holders and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend following the effectiveness of the Registration Statement including the Registrable Securities) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as each Holder may reasonably request and registered in such names as each Holder may request.

(j) If reasonably requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included in the Plan of Distribution or Selling Stockholder sections relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by such Holder.

(k) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered and qualified under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to subject itself to general taxation or to file a general consent to service of process in any such states or jurisdictions.

(l) The Company shall provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case within one (1) Business Day after the effective date of such Registration Statement.

(m) The Company shall cause all such Registrable Securities registered pursuant to such Registration Statement to be listed or quoted on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted.

(n) The Company shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within two (2) Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Holders) confirmation that such Registration Statement has been declared effective by the Commission.

(p) Notwithstanding anything to the contrary herein, at any time after the Resale Effectiveness Deadline, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company or otherwise required, or otherwise render the Registration Statement unavailable for sales to be effected thereunder (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period (provided, further, that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided, further, that the Grace Periods shall not exceed an aggregate of forty-five (45) days during any 365-day period and the first day of any Grace Period must be at least ten (10) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2.1(e) shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 2.2(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled. For the avoidance of doubt, this Section 2.2(p) shall not require, or be deemed to require, disclosure to the Holders of material, non-public information concerning the Company.

2.3. Obligations of Holders.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Holder in writing of any information the Company requires from such Holder in order to have that Holders’ Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that the Holder shall furnish in writing to the Company at least three (3) Business Days after the Company provides the notice set forth in the foregoing sentence, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement (including any amendment thereto) hereunder, unless the Holder has notified the Company in writing of the Holder’s election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(e) or the first sentence of Section 2.2(d), the Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(e) or the first sentence of Section 2.2(d) and until any related post-effective amendment is declared effective or receipt of notice that no supplement or amendment is required.

(d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

2.4. Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 2.1 or Section 2.6 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders, to the extent not required to be reimbursed by the Company pursuant to the terms of this Agreement, shall be borne by Ligand.

2.5. Indemnification.

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, each of its officers, directors, partners, members, managers, managing members, affiliates, employees, agents, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act (“Ligand Indemnified Parties”), with respect to which Registrable Securities held by such Holder are included in a registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, of the Company’s securities covered by such a registration statement, and each person who controls, within the meaning of Section 15 of the Securities Act, any such underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof, whether commenced or threatened, and including reasonable attorneys’ fees and expenses) (“Claims”), as and when incurred, relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance any registration statement, any prospectus included in the registration statement, any issuer free-writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or any amendment thereof or supplement thereto, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by the Company of the Securities Act, any other similar federal or state securities laws or any rule or regulation thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company shall reimburse, as incurred, each such Ligand Indemnified Party, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such Claim, in each case to the extent, but only to the extent in all cases that any such Claim arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of such Ligand Indemnified Party, such underwriter or any person who controls any such underwriter, and stated to be for use therein; and provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such Claims if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) To the extent permitted by law, Ligand shall, if Registrable Securities held by a Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, members, managers, managing members, affiliates, employees, agents, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company (other than a Holder) or such underwriter within the meaning of Section 15 of the Securities Act (other than a Holder), and each of their officers, directors, partners, members, managers, managing members, affiliates, employees, agents, legal counsel and accountants, against all Claims, as and when incurred, relating to, resulting from, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in (A) any prospectus, preliminary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, any registration statement, any prospectus included in the registration statement, any issuer free-writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or any amendment thereof or supplement thereto, or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation (or alleged violation) by a Holder of the Securities Act, any other similar federal or state securities laws or any rule or regulation thereunder applicable to a Holder and relating to any action or inaction required of a Holder in connection with any offering covered by such registration, qualification or compliance; and Ligand shall reimburse, as incurred, the Company, each of its directors, officers, partners, members, managers, managing members, affiliates, employees, agents, legal counsel and accountants, and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such Claim, in each case to the extent, but only to the extent in all cases that any such Claim arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by or on behalf of a Ligand Indemnified Party, and stated to be for use therein; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such Claims in respect thereof if such settlement is effected without the written consent of Ligand (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that in no event shall any indemnity under this Section 2.5 exceed the net proceeds from the offering received by Ligand and Metabasis in the aggregate, except in the case of fraud or willful misconduct by a Holder.

(c) Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of his, her or its obligations under this Section 2.5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, expense, proceeding or settlement referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, expense, proceeding or settlement in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, expense, proceeding or settlement, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall any indemnity and/or contribution under this Section 2.5 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control in all respects; provided, however, that any such underwriting agreement shall not restrict the rights of a Holder to receive indemnification under this Agreement unless such Holder consents in a written agreement to such restriction.

(f) The rights of any Ligand Indemnified Party to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Ligand Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby acknowledges that each Ligand Indemnified Party may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more persons or entities with whom or which such Ligand Indemnified Party may be associated (including, without limitation, any other Ligand Indemnified Party). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Claim by a Ligand Indemnified Party to which such Ligand Indemnified Party is entitled to indemnification under this Agreement (each, a “Ligand Claim”), (ii) the Company shall be primarily liable for any indemnification afforded to any Ligand Indemnified Party in respect of any Ligand Claims, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other person or entity with whom or which any Ligand Indemnified Party may be associated (including, without limitation, any other Ligand Indemnified Party) to indemnify such Ligand Indemnified Party and/or advance expenses to such Ligand Indemnified Party in respect of any proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify each Ligand Indemnified Party and advance expenses to each Ligand Indemnified Party hereunder to the fullest extent provided herein without regard to any rights such Ligand Indemnified Party may have against any other person or entity with whom or which such Ligand Indemnified Party may be associated (including, without limitation, any other Ligand Indemnified Party) or insurer of any such person or entity, and (v) the Company (on behalf of itself and its insurers) irrevocably waives, relinquishes and releases any other person or entity with whom or which any Ligand Indemnified Party may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other person or entity with whom or which any Ligand Indemnified Party may be associated (including, without limitation, any other Ligand Indemnified Party) or their insurers advances or extinguishes any liability or loss which is the subject of any Ligand Claim owed by the Company pursuant to this Agreement, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of a Ligand Claim under this Agreement by any other person or entity with whom or which any Ligand Indemnified Party may be associated (including, without limitation, other Ligand Indemnified Parties) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Ligand Claim to any other person or entity with whom or which such Ligand Indemnified Party may be associated (including, without limitation, any other Ligand Indemnified Party).

2.6. Registration on Form S-3. After the Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for the use of Form S-3 for purposes of registering the issuance and/or resale of its Common Stock. Promptly after the Company has qualified for the use of Form S-3, it shall convert the Registration Statement on Form S-1 filed pursuant to Section 2.1 into a Form S-3.

2.7. Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.7. Each

Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.7 and Section 2.9, except for transfers permitted under Section 2.7(b), or (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company, at such Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the Staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership, (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) an Affiliate of the Holder, (y) any of his, her or its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of his, her or its partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund or private equity fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder, and any of their partners, retired partners, members retired members, managers, retired managers, managing members, retired managing members, and stockholders, and the estates and Immediate Family Members of any such partners, retired partners, members, retired members, managers, retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing persons; or (iii) transfers in compliance with Rule 144, as long as the Company is furnished with satisfactory written evidence of compliance with such Rule; provided that, in the case of (iii) above, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legends required under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.7.

(d) The first legend referring to federal and state securities laws identified in Section 2.7(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act (including, without limitation, pursuant to this Agreement), (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the reasonable discretion of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Rule 144 of the Securities Act.

2.8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144, at all times after the date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after it becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

2.9. Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer or dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other equity securities of the Company or securities convertible into or exercisable or exchangeable for equity securities of the Company) held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement relating to the Initial Public Offering (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities (excluding the Holders) are bound by and have entered into similar agreements. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.7(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with the representative(s) of such underwriters in customary form consistent with the provisions of this Section 2.9. Notwithstanding the foregoing, the Company shall not consent to any early release from the lock-up period contained in any such agreement unless any such early release is apportioned pro rata among all holders of the Company’s capital stock bound by the lock-up agreement (based on the number of outstanding shares held by the Holders that are subject to the lock-up period versus the total number of outstanding shares of capital stock of the Company that are subject to the lock-up period).

2.10. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

2.11. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder only to a transferee or assignee of Registrable Securities; provided that (a) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, and (i) is effected in accordance with the terms of Section 2.7 or

2.11, or (ii) is to a transferee or assignee of not less than 20% of the Registrable Securities initially issued by the Company pursuant to the Loan and Security Agreement and the Note; (b) the Company is given written notice within a reasonable time prior to such transfer or assignment, but in any event no less than five (5) Business Days prior to such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; and (c) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including, without limitation, the obligations set forth in Sections 2.5 and 2.9.

2.12. Limitation on Grant of Registration Rights to Other Holders. From and after the date of this Agreement and prior to the date the Registration Statement covering the resale of the full amount of the Registrable Securities is declared effective by the Commission, the Company shall not enter into an agreement with any other holder or prospective holder of any securities of the Company providing for the granting to such holder of demand registration rights that are more favorable in the aggregate to such holder or prospective holder than the registration rights provided to the Holders under this Agreement, except with the prior written consent of Ligand, such consent not to be unreasonably withheld, conditioned or delayed.

2.13. Termination of Registration Rights; Limitation. Notwithstanding anything to the contrary contained in this Agreement, the rights of any Holder under this Agreement shall terminate and be of no further force or effect on the last day of the Registration Period.

SECTION III

Miscellaneous

3.1. Amendment. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Company and Ligand. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder. Each Holder other than Ligand acknowledges that by the operation of this paragraph, Ligand shall have the right and power to diminish or eliminate all rights of such Holder under this Agreement. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof.

3.2. Notices. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, transmitted by email or by express courier service to the party to which it is directed at its physical or email address shown below or such other physical or email address as such party shall have last given by notice to any other party:

If to Metabasis or Ligand, addressed to:

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Attention: General Counsel

Email address: […***…]

With a copy to:

Chief Financial Officer

11119 North Torrey Pines Road, Suite 200

La Jolla, CA 92037

Email address: […***…]

If to the Company, addressed to:

11119 North Torrey Pines Road, Suite 50

San Diego, CA 92037

Attention: Chief Executive Officer

Email address: […***…]

With a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeff Hartlin

Email address: jeffhartlin@paulhastings.com

3.3. Governing Law. This Agreement, and the relations of the parties hereto, shall be governed by and interpreted in accordance with the laws of the State of California, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of California, and will be subject to the exclusive jurisdiction of the courts of competent jurisdiction located in San Diego County, California.

3.4. Successors and Assigns. Subject to Section 2.11, the rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder, or (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (i) the Company is given written notice within a reasonable time prior to such transfer or assignment, but in any event no less than five (5) Business Days prior to such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned; and (ii) such transferee agrees in a written instrument delivered to the Company pursuant to which such transferee becomes a party to this Agreement and agrees to be bound by all the provisions hereof, including, without limitation, the obligations set forth in Sections 2.5 and 2.9, as if such transferee was an original Holder hereunder. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate or any of their partners, retired partners, members, retired members, managers, retired managers, managing members, retired managing members and stockholders, or the estates and Immediate Family Members of any such partners and retired partners, members and retired members, managers and retired managers, managing members and retired managing members, and any trusts for the benefit of any of the foregoing persons, (B) who is a Holder’s Immediate Family Member; or (C) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.5. Entire Agreement. This Agreement and the exhibits and schedules hereto constitute and contain the entire understanding and agreement of the parties respecting the subject matter hereof and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements between or among the parties, whether oral or written, regarding such subject matter (provided, that any and all previous nondisclosure/nonuse obligations are not superseded and remain in full force and effect in addition to the nondisclosure/nonuse provisions hereof).

3.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each party. Except to the extent expressly set forth herein, all rights, remedies, undertakings, obligations and agreements contained in or available upon violation of this Agreement shall be cumulative and none of them shall be in limitation of any other remedy or right authorized in law or in equity, or any undertaking, obligation or agreement of any party hereto.

3.7. Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties hereto shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

3.8. Interpretation. The language used in this Agreement is the language chosen by the parties hereto to express their mutual intent, and no provision of this Agreement shall be interpreted for or against a party because that party or its attorney drafted the provision.

3.9. Captions; Construction. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to sections shall be deemed references to sections of this Agreement unless the context shall otherwise require.

3.10. Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

3.11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

3.12. Further Assurances. Each party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

3.13. Specific Performance. Each party hereto recognizes that the covenants and agreements herein and their continued performance as set forth in this Agreement are necessary and critical to protect the legitimate interests of the other party hereto, that such other party would not have entered into this Agreement in the absence of such covenants and agreements and the assurance of continued performance as set forth in this Agreement, and that a party’s breach or threatened breach of such covenants and agreements shall cause the opposed party irreparable harm and significant injury, the amount of which will be extremely difficult to estimate and ascertain, thus, making any remedy at law or in damages inadequate. Therefore, each party hereto agrees that the other party shall be entitled to specific performance, an order restraining any breach or threatened breach of such sections of this Agreement, and any other equitable relief (including but not limited to interim injunctive relief), without the necessity of posting of any bond or security. This right shall be in addition to and not exclusive of any other remedy available to such other party at law or in equity.

3.14. Execution by the Company. The Company agrees that it will supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto agree that the failure to cause the certificates evidencing Registrable Securities to bear the legends required by Section 2.7(c) and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 3.14, shall not affect the validity or enforcement of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first written above.

THE COMPANY:

VIKING THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	CEO

METABASIS:

METABASIS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President and Secretary

LIGAND:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:	/s/ Charles Berkman
Name:	Charles Berkman
Title:	Vice President, General Counsel and Secretary

[Signature Page to Registration Rights Agreement]